Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Papa Murphy’s Holdings, Inc. pertaining to the Papa Murphy’s Holdings, Inc. Amended 2010 Management Incentive Plan of our report dated March 15, 2017, relating to the consolidated financial statements of Papa Murphy’s Holdings, Inc., which report appears in the Annual Report Form 10-K of Papa Murphy’s Holdings, Inc. for the year ended January 2, 2017, filed with the Securities and Exchange Commission.

/s/    Moss Adams LLP

Portland, Oregon
November 13, 2017